Exhibit 10.6

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT is dated as of                               , 2008, made by Brian Kariger and Daniel Fierro (each, a “Junior Obligee”), Answers Corporation, a Delaware corporation (the “Company”) and each of its existing subsidiaries as named on the signature pages hereto (the “Existing Subsidiaries”) and each other subsidiary of the Company becoming party hereto (together with the Company and the Existing Subsidiaries, each a “Grantor” and, collectively, the “Grantors”), in favor of Interlachen Convertible Investments Limited, in its capacity as collateral agent (the “Senior Agent”) for each of the buyers set forth on the Schedule of Buyers in the Securities Purchase Agreement (as defined below) (each a “Purchaser” and collectively, the “Purchaser”) and the holders from time to time of the Notes (as defined below) (together with the Purchasers, each a “Noteholder” and collectively, the “Noteholders”).

RECITALS

A.            The Company has entered into that certain Securities Purchase Agreement, dated as of                       , 2008 (the “Securities Purchase Agreement”), by and among the Company, the Purchasers, and the Senior Agent pursuant to which the Company has agreed to sell, and the Purchasers have agreed to purchase, the Notes (as defined in the Securities Purchase Agreement) to be issued pursuant thereto, as such notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, the “Notes”).

B.            Concurrently herewith, as security for the prompt payment and performance of the Senior Obligations (as hereinafter defined), the Grantors are entering into the Pledge and Security Agreement dated as of the date hereof (the “Security Agreement”), pursuant to which the Grantors are granting a lien on and a security interest in all of their assets to the Senior Agent, for the benefit of the Noteholders, together with certain mortgages, deeds of trust, debentures, security agreements, pledge agreements, collateral assignments and other security documents (collectively, with the Security Agreement and as each such agreement may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, the “Senior Security Documents”).

C.            Pursuant to the Amended and Restated Purchase Agreement dated as of                                       (as amended or modified from time to time in accordance with its terms, the “Purchase Agreement”), by and among the Company and the Junior Obligee, the Company has promised to pay to the Junior Obligee the aggregate principal amount of up to $10,000,000 less any amount due by the Junior Obligee to the Company under Sections 1.2 and 9 thereof (such amount, if any, the “Seller Holdback”).

D.            Pursuant to the Purchase Agreement, as security for the prompt payment and performance of the Junior Obligations (as hereinafter defined), the Grantors have entered into in favor of the Junior Obligee that certain Pledge And Security Agreement, as may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, the “Seller Documents”) pursuant to which the Grantors have granted a lien on and a security interest in all of their assets to the Junior Obligee.

E.             The Senior Agent on behalf of the Noteholders and the Junior Obligee wish to agree as to the priority of the repayment of the Senior Obligations and the Junior Obligations, and the rights of each with respect thereto, and as to their respective liens upon and security interests in the Collateral (as hereinafter defined) and as to certain other rights, priorities, and interests as between and among the Senior Agent and the Noteholders, on the one hand, and the Junior Obligees, on the other hand.

AGREEMENT

In consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which the Senior Agent and the Junior Obligee hereby acknowledge, the Senior Agent, the Noteholders and the Junior Obligee hereby agree as follows:

1.             Definitions and Rules of Construction.

(a)   Definitions.  The following terms, as used in this Agreement, shall have the following meanings:

“Accounts” means all the Grantors’ now owned or hereafter acquired right, title, and interest with respect to “accounts” (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.

“Agreement” means this Subordination Agreement together with any and all amendments, extensions, modifications, riders, addenda, exhibits, and schedules hereto.

“Bankruptcy Case” means any proceeding commenced by or against the Company or any other Grantor, under any provision of the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief, and all converted or succeeding cases in respect thereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.

“Books” means the Grantors’ now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Business Day” means any day that is not a Saturday, Sunday or other day on which national banks are authorized or required to close in New York City.

“Collateral” means all assets and property of the Grantors, including, without limitation, all of the Grantors’ presently existing and hereafter acquired personal property, including, without limitation, the Grantors’ Accounts, Books, deposit accounts, Equipment, General Intangibles and DDA’s, Inventory, Investment Property and Negotiable

Collateral; all of the Company’s Real Property and leases for Real Property; all proceeds and insurance proceeds of the foregoing; all money or other assets of the Grantors that now or hereafter come into the possession, custody, or control of a Secured Creditor; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles and DDA’s, Inventory, Investment Property, Negotiable Collateral, Real Property, leases for Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein.

“Company” has the meaning set forth in the Recitals to this Agreement.

“Creditors” means collectively, the Senior Agent, the Noteholders and the Junior Obligee.

“Documents” means, collectively, the Senior Documents and the Junior Documents.

“Equipment” means all of the Grantors’ now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles and aircraft), vessels, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“General Intangibles” means all of the Grantors’ now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, judgments, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, designs, inventions, trade names, trade secrets, d/b/a’s, Internet domain names, logos, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

“Inventory” means all of the Grantors’ now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale, and goods constituting raw materials, work in process, or materials used or consumed in the Grantors’ business.

“Investment Property” means all the Grantors’ now owned or hereafter acquired right, title, and interest with respect to “investment property” as that term is defined in the UCC, and any and all supporting obligations in respect thereof.

“Junior Documents” means, collectively, the Seller Holdback, the Seller Security Documents and any other document, instrument, mortgage or agreement now existing or in the future entered into evidencing, documenting, securing, or otherwise relating to the Seller Obligations or the Collateral, together with any amendments, replacements, substitutions, or restatements thereof.

“Junior Obligations” means any and all presently existing or hereafter arising indebtedness, claims, debts, liabilities, obligations, fees and expenses of the Grantors owing to the Seller including under the Seller Documents, whether direct or indirect, whether contingent or of any other nature, character, or description (including all interest and other amounts accruing after commencement of any Bankruptcy Case, and any interest and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or extensions of such amounts.

“Junior Obligee” has the meaning set forth in the preamble to this Agreement.

“Lien Enforcement Action” means (a) any action by the Senior Agent to foreclose on its lien in any material portion of the Collateral (including any Secured Creditor Remedies), (ii) any action by the Senior Agent to take possession of, sell or otherwise realize (judicially or non-judicially) upon any material portion of the Collateral (including, without limitation, by setoff or notification of account debtors), and/or (iii) the commencement by the Senior Agent of any legal proceedings against or with respect to all or any of the Collateral to facilitate the actions described in (i) and (ii) above.

“Maximum Priority Senior Note Amount” means, as of any date of determination, the principal amount of the Senior Obligations as of such date up to, but not in excess of $10,000,000.  The term “Maximum Priority Senior Note Amount shall not include obligations consisting of interest, fees, premiums, indemnities, costs or expenses.

“Negotiable Collateral” means all of the Grantors’ now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Noteholders” has the meaning set forth in the Preamble to this Agreement and shall include all subsequent holders of the Senior Obligations.

“Paid in Full” means the indefeasible final payment in full in cash of all such Senior Obligations in accordance with the Senior Documents with respect to such Senior Obligations and such payment shall not be subject to defeasance, disgorgement, repayment or return for any reason whatsoever.  For the purposes of this Agreement, the Senior Obligations shall not be deemed to have been paid in full until 180 days following such date on which the Senior Agent and the Noteholders thereof shall have received indefeasible final payment in full in cash of all such Senior Obligations.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by the Grantors and the improvements thereto.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Creditor” means any of the Senior Agent, the Noteholders or Junior Obligee, or any successor or assignee of any of them, or any future holder of Senior Obligations or Junior Obligations, respectively.

“Secured Creditor Remedies” means any action by a Secured Creditor in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of any of the Collateral, including, without limitation:  (i) the exercise of any remedies or rights of a “Secured Creditor” under Article 9 of the UCC, such as, without limitation, the notification of account debtors; (ii) the exercise of any remedies or rights as a mortgagee or beneficiary (or by the trustee on behalf of the beneficiary), including, without limitation, the appointment of a receiver, or the commencement of any foreclosure proceedings or the exercise of any power of sale, including, without limitation, the placing of any advertisement for the sale of any Collateral; (iii) the exercise of any remedies available to a judgment creditor; (iv) the exercise of any rights of forfeiture, recession or repossession of any assets, or (v) any other remedy available in respect of the Collateral available to such Secured Creditor under any Document to which it is a party or under applicable law, provided that Secured Creditor Remedies shall not include any action taken by a Secured Creditor solely to (A) correct any mistake or ambiguity in any Documents or (B) remedy or cure any defect in or lapse of perfection of the lien of a Secured Creditor in the Collateral.

“Secured Creditors’ Indebtedness” means, collectively, the Senior Obligations and the Junior Obligations.

“Securities Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Security Documents” has the meaning set forth in the Recitals to this Agreement.

“Seller Holdback” has the meaning set forth in the Recitals to this Agreement.

“Senior Agent” has the meaning set forth in the Recitals to this Agreement and shall include any successor agent under the Securities Purchase Agreement or any replacement or refinancing thereof.

“Senior Documents” means, collectively, the Securities Purchase Agreement, the Senior Security Documents, the Notes (as defined in the Securities Purchase Agreement), any Transaction Document (as defined in the Securities Purchase Agreement) and any other document instrument or agreement now existing or in the future entered into evidencing, documenting, securing or otherwise relating to the Senior Obligations or the Collateral, together with, to the extent not prohibited by Section 15(a) of this Agreement, any amendments, replacements, substitutions, or restatements thereof.

“Senior Obligations” means any and all presently existing or hereafter arising indebtedness, reimbursement obligations, claims, debts, liabilities, obligations (including, without limitation, any prepayment premium), expenses, indemnities, commissions and fees of the Grantors owing to the Senior Agent and the Noteholders under the Senior Documents, whether direct or indirect, whether contingent or of any other nature, character, or description (including all interest and other amounts accruing after commencement of any Bankruptcy Case, and all interest and other amounts that, but for the provisions of the Bankruptcy Code, would have accrued and become due or otherwise would have been allowed), and any refinancings, renewals, refundings, or, to the extent permitted in Section 15(a) hereof, extensions of such amounts; provided that, Senior Obligations shall not include any amount of principal under the Senior Notes in excess of the Maximum Priority Senior Note Amount.

“Senior Security Documents” has the meaning set forth in the Recitals to this Agreement.

“UCC” means the Uniform Commercial Code as adopted in the State of New York, or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or effect of perfection.

(b)   UCC Definitions.  All other capitalized terms used in this Agreement that are defined in the UCC shall have the meanings given to them in the UCC unless otherwise expressly defined herein.

(c)   Other Definitional Provisions.  When used in this Agreement:  (i) the words “herein,” “hereof,” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement; (ii) the words “include,” “includes,” and “including” are not limiting; the word “or” has, except where otherwise required by the context, the inclusive meaning represented by the phrase “and/or”; (iii) unless otherwise specified, the words “Section,” “Schedule” and “Exhibit” refer to Sections of, and Schedules and Exhibits to, this Agreement unless otherwise specified; and (iv) the singular number includes the plural, and vice versa, whenever the context so requires.

2.             Subordination of Junior Obligations.

2.2           Blockage of Payments to the Junior Obligee.    No payment in cash or other property or otherwise (excluding securities that are subordinated to the Senior Obligations to the same extent as, or more deeply than, the Junior Obligations are subordinated to the Senior Obligations pursuant to this Agreement) on account of any Junior Obligations shall be made by or on behalf of the Company or any other Grantor, and no Junior Obligee will ask, demand, sue for, take, or receive any such payment, directly or indirectly, from or on behalf of the Company or any other Grantor until the Senior Obligations have been paid in full; provided, however, that payment may be made in cash on account of the outstanding principal of, and accrued and unpaid interest on (in an amount not exceeding 7.0% per annum), the Seller Holdback to the extent (x) such payment is made on and after [                             ](1), and (y) no Event of Default (as defined in the Notes) exists immediately before or immediately after giving effect to such payment.

(a)   If at any time following a blockage of payments to any Junior Obligee pursuant to paragraph (a) of this Section 2.1, the Junior Obligee is no longer prohibited from receiving any payments with respect to the Junior Obligations by such Section, the Junior Obligee shall be entitled to receive all payments with respect to the Junior Obligations that have been blocked together with any default interest to the extent provided for by the Junior Documents.

2.3           Prohibition of Payments of Junior Obligations on Acceleration or in Bankruptcy Case.   Upon (i) any acceleration of the principal amount due on any Junior Obligations or (ii) any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities, following commencement of a Bankruptcy Case, all amounts due or to become due upon all Senior Obligations shall first be Paid in Full, before any payment is made on account of any of the Junior Obligations; and following commencement of a Bankruptcy Case, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which any Junior Obligee would be entitled, except for the provisions hereof, shall be paid by the Company or any other Person making such payment or distribution, or by the Junior Obligee if received by it, directly to the Noteholders, to the extent necessary to result in all Senior Obligations being Paid in Full, before any payment or distribution is made to the Junior Obligee.

(a)   In any Bankruptcy Case by or against the Company,

(i)                    the Noteholders may, and are hereby irrevocably authorized and empowered (in their own name or in the name of the Junior Obligee or otherwise), but shall have no obligation, to, (A) demand, sue for, collect and receive every payment or distribution referred to in this Section 2.2 and give acquittance therefor and (B) file claims and proofs of claim in respect of the Junior Obligations and take such other action (including, without limitation, voting the Junior Obligations or enforcing any security interest or other lien securing payment of the Junior Obligations) as the Noteholders may reasonably deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Noteholders hereunder, provided that the Noteholders may only file claims and proofs of claims in respect of the Junior Obligations if there shall remain not more than 30 days before such action is barred, prohibited or otherwise cannot be taken; and

(1)           Insert date that is two year anniversary of the Closing Date.

(ii)                   the Junior Obligee will duly and promptly take such action as the Noteholders may reasonably request (A) to collect the Junior Obligations for the account of the Noteholders and to file appropriate claims or proofs of claim with respect thereto, (B) to execute and deliver to the Noteholders such powers of attorney, assignments or other instruments as the Noteholders may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Junior Obligations, and (C) to collect and receive for the account of the Noteholders any and all payments or distributions which may be payable or deliverable upon or with respect to the Junior Obligations.

2.4           Payments Held in Trust/Turnover.      In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company, whether in cash, property or securities, prohibited by this Agreement shall be received by any Junior Obligee before all Senior Obligations are Paid in Full such payment or distribution shall be held in trust for the benefit of and shall be paid over to or delivered to the Noteholders, until all such Senior Obligations shall have been Paid in Full.

2.5           Subrogation, Etc.    No payment or distribution to the Noteholders pursuant to the provisions of this Agreement shall entitle any Junior Obligee to exercise any rights of subrogation, contribution, reimbursement or indemnity in respect thereof until all Senior Obligations shall have been Paid in Full.  After the Senior Obligations has been Paid in Full, the Junior Obligees shall be subrogated to the rights of the Noteholders to receive payments or distributions of assets of the Company applicable to the Senior Obligations until all amounts owing in respect of the Junior Obligations shall be Paid in Full, and for the purpose of such subrogation, no such payments or distributions to the Noteholders by or on behalf of the Company or by or on behalf of the Junior Obligees by virtue of this Agreement which otherwise would have been made to the Junior Obligees shall, as among the Company, their creditors other than the Noteholders and the Junior Obligees, be deemed to be payment by the Company to or on account of the Senior Obligations, it being understood that the above provisions relating to subordination are solely for the purpose of defining the relative rights of the Noteholders on the one hand, and the Junior Obligees, on the other hand.

3.             Permitted Liens and Relative Priorities.  As among the Creditors, and notwithstanding the terms (including the description of Collateral), dating, execution, or delivery of any document, instrument, or agreement; the time, order, method, or manner of granting, or perfection of any security interest or lien; the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any other documents, instruments, or agreements under the UCC or any other applicable law; and any provision of the UCC or any other applicable law to the contrary, the Secured Creditors agree:

(a)   The Senior Agent, on behalf of the Noteholders, shall have a first priority security interest in and lien upon the Collateral; and

(b)   The Junior Obligee shall have a second priority security interest in and lien upon the Collateral.

For purposes of the foregoing allocation of priorities, any claim of a right to a setoff shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

4.             No Alteration of Priority.  The lien and security interest priorities provided in Section 3 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or (to the extent permitted in Section 15(a) hereof) refinancing of any of the Senior Obligations or any Junior Obligations nor by any action or inaction which any Secured Creditor may take or fail to take in respect of the Collateral. The Secured Creditors consent to the Company' granting to each other Secured Creditor the liens and security interests reflected in Section 3.

5.             Perfection.  Each of the Secured Creditors shall be solely responsible for, and nothing herein shall prohibit any Secured Creditor from, perfecting and maintaining the perfection of its lien or security interest in any of the Collateral in which such party has been granted a lien or security interest.  The provisions of this Agreement are intended solely to govern the respective priorities as among the Secured Creditors.  The Junior Obligee, agrees that it will not directly or indirectly take any action to contest or challenge the validity, legality, perfection, priority, availability, or enforceability of the Senior Obligations and liens of any Noteholders upon the Collateral or seek to have the same avoided, disallowed, set aside, or otherwise invalidated in any judicial proceeding or otherwise.

6.             No New Liens.

(a)   The parties hereto agree that, until the Senior Obligations have been Paid in Full, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, grant or permit any additional liens on any asset of a Grantor to secure any Junior Obligations unless it has granted, or substantially concurrent therewith grants, a lien on such asset of such Grantor to secure the Senior Obligations, with such lien to be subject to the provisions of this Agreement.  To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Noteholders or the Senior Agent, the Junior Obligee agrees that any amounts received by or distributed to the Junior Obligee pursuant to or as a result of any lien granted in contravention of this Section 6 shall be subject to Section 2.3.

(b)   The parties hereto acknowledge and agree that it is their intention that the Junior Obligee shall not have a lien on or a security interest in any Collateral that the Senior Agent does not have a lien on or security interest in.  In furtherance of the foregoing, the parties hereto agree to cooperate in good faith in order to determine, upon any reasonable request by the Senior Agent or the Junior Obligee, the specific assets included in the Collateral, the steps taken to perfect the liens of the Senior Agent and the Junior Obligee thereon and the identity of the respective parties obligated under the Junior Documents and the Senior Documents in respect of the Junior Obligations and the Senior Obligations, respectively.  The Junior Obligee further agrees that it will not take any actions to perfect any of its liens on any Collateral, unless and until it has received confirmation from the Senior Agent that the Senior Agent has perfected its liens on such Collateral.

7.             Exercise of Remedies; Management of Collateral.  Notwithstanding anything to the contrary contained in any of the Documents:

(a)   Until all Senior Obligations have been Paid in Full: (i) the Senior Agent on behalf of the Noteholders, shall have the exclusive right to manage, perform, and enforce the terms of the Senior Documents with respect to the Collateral and to exercise and enforce all privileges and rights thereunder in their sole discretion, including, without limitation, the exclusive right to enforce or settle insurance claims with respect to Collateral, take or retake control or possession of Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate Collateral; (ii) the Junior Obligee shall not accelerate the principal amount due on any Junior Obligations, or in the case of the Junior Obligee, exercise any Secured Creditor Remedies with respect to Collateral, or commence, or join with any other creditor other than the Noteholders in commencing, any Bankruptcy Case; and (iii) any and all proceeds of Collateral which shall come into the possession, control, or custody of the Junior Obligee will be deemed to have been received for the account of the Noteholders and shall be immediately paid over to the Senior Agent.  In connection with the provisions of clause 7(a)(i) above, the Junior Obligee waives any and all rights to affect the method or challenge the appropriateness of any action by the Senior Agent or the Noteholders with respect to the Collateral, and waives any claims or defenses they may have against the Senior Agent or the Noteholders, including any such claims or defenses based on any actions or omissions of any such person in connection with the perfection, maintenance, enforcement, foreclosure, sale, liquidation or release of any lien or security interest therein, or any modification or waiver of any Senior Documents.

(b)   The rights and priorities set forth in this Agreement shall remain binding irrespective of the terms of any plan of reorganization in a Bankruptcy Case or other provisions of the Bankruptcy Code or any similar federal or state statute.

8.             Sale of Collateral.

(a)   Until the Senior Obligations have been Paid in Full: (i) only the Senior Agent and the Noteholders shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of the Collateral; and (ii) the Junior Obligee will, immediately upon the request of the Senior Agent or the Noteholders, release or otherwise terminate its liens and security interests upon the Collateral, to the extent such Collateral is sold or otherwise disposed of by the Company with the consent of the Senior Agent or the Noteholders in accordance with the Senior Documents, and the Junior Obligee will immediately deliver such release documents as the Senior Agent or the Noteholders may require in connection therewith.  In furtherance of the foregoing, the Junior Obligee hereby irrevocably appoints the Senior Agent its attorney-in-fact, with full authority in the place and stead of the Junior Obligee and in the name of the Junior Obligee or otherwise, to deliver (and execute as appropriate) any document or instrument which the Junior Obligee may be required to deliver pursuant to this Section 8.  If any sale or disposition results in a surplus after the Senior Obligations have been Paid in Full, such surplus shall be paid to the Junior Obligee, for application in accordance with the terms of the Junior Documents.  The Senior Agent agrees that it will give the Junior Obligee at least five (5) days’ prior written notice of its intention to commence the exercise of any enforcement right or remedy against the Collateral, and the parties hereto agree that such notice shall be deemed to be commercially reasonable.

(b)   If the Junior Obligee shall attempt any Secured Creditor Remedies or attempt any other action prohibited or restricted under this Agreement, the Grantors, the Senior Agent or the Noteholders may interpose as a defense or plea the making of this Agreement and the Senior Agent or the Noteholders may intervene and interpose such defense in its name or in the name of the Grantors and the Grantors, the Senior Agent or the Noteholders may by virtue of this Agreement restrain the enforcement thereof in the name of the Grantors, the Senior Agent or the Noteholders.  Notwithstanding anything to the contrary, any payment or distribution of cash, assets or securities of the Grantors received by the Junior Obligee prior to all Senior Obligations being Paid in Full, shall be held by the Junior Obligee in trust for and paid over to the Senior Agent for application to the Senior Obligations until such Senior Obligations are Paid in Full.

(c)   This Section 8 shall not be construed in any way to limit or impair the right of (i) any Secured Creditor to bid for and purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any other Secured Creditor, (ii) the Junior Obligee to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to such Collateral initiated by the Senior Agent or the Noteholders thereon, so long as it does not delay or interfere with the exercise by the Senior Agent or the Noteholders of their rights and (iii) subject to the terms of this Agreement, the right of the Junior Obligee with respect to any Collateral to receive payments from the proceeds of the collection, sale or other disposition of such Collateral.

9.             Sections 9-611 and 9-613 Notice and Waiver of Marshalling.  Each Secured Creditor hereby acknowledges that this Agreement shall constitute notice of the other Secured Creditors' respective interests in the Collateral as provided by Sections 9-611, 9-613 of the UCC and each of the Secured Creditors waives any right to compel the other Secured Creditors to marshal any of the Collateral or to seek payment from any particular assets of the Grantors or from any third party.

10.           Insurance or Condemnation.  In the event of:

(a)   a taking or threatened taking by condemnation or other eminent domain of all or any portion of any Real Property (collectively, a “Taking”) or

(b)   the occurrence of a fire or other casualty resulting in damage to all or any portion of any Collateral (collectively, a “Casualty”):

(i)                    the Junior Obligee hereby waives any right to participate or join in any adjustment, compromise, or settlement of any claims resulting from a Taking or a Casualty with respect to any Collateral;

(ii)                   all proceeds received or to be received on account of a Taking and/or Casualty shall be applied in the manner or manners provided for in the Senior Documents; and

(iii)                  the Junior Obligee agrees to execute and deliver any documents, instruments, agreements or further assurances required to effectuate any of the foregoing.

11.           Bankruptcy Issues.

(a)   Except as provided in this Section 11, this Agreement shall continue in full force and effect after the commencement of a Bankruptcy Case (all references herein to the a Grantor being deemed to apply to such Grantor as debtor-in-possession and to a trustee for such Grantor’s estate in a Bankruptcy Case), and shall apply with full force and effect with respect to all Collateral acquired by the Grantors, and to all Secured Creditors’ Indebtedness incurred by the Grantors, subsequent to such commencement.

(b)   If a Grantor shall become subject to a Bankruptcy Case, and if the Senior Agent and the Noteholders shall desire to permit the use of cash collateral or to provide post-petition financing to the Company, the Junior Obligee agrees as follows:  (i) adequate notice to the Junior Obligee shall be deemed to have been provided for such use of cash collateral or post-petition financing if the Junior Obligee receives notice thereof at least three (3) Business Days prior to any hearing on a request to approve such use of cash collateral or post-petition financing; and (ii) no objection will be raised by the Junior Obligee to any such use of cash collateral or such post-petition financing by the Senior Agent or the Noteholders, provided that the Junior Obligee retains its liens and security interests on the Collateral, junior only to the liens or security interests of the Senior Agent and the Noteholders therein.  No objection will be raised by the Junior Obligee to the Senior Agent’s motion for relief from the automatic stay in any proceeding under the Bankruptcy Code to foreclose on and sell the Collateral.

12.           Notice of Default and Certain Events.  Each Creditor shall send written notice to each other Creditor upon the occurrence of any of the following as applicable:

(a)   the declaration of any default under such Creditor’s Documents, or the acceleration of any of such Creditor’s Indebtedness; or

(b)   the commencement of any sale or liquidation of, or realization upon, any of the Collateral.

Each such notice shall be sent to each other Secured Creditor contemporaneously with the sending of such notice to a Grantor if and when sent under the applicable Documents.  The failure of any Secured Creditor to give such notice shall not affect the relative lien or security interest priorities or the other privileges of such Secured Creditor as provided in this Agreement or give rise to any liability.

13.           Authority of Agents.

(a)   The Senior Agent represents and warrants that the execution, delivery and performance by it of this Agreement has been duly authorized by the Noteholders and that this Agreement constitutes the legal, valid and binding obligation of the Senior Agent and the Noteholders, enforceable against each of them in accordance with its terms.

(b)   The Junior Obligee represents and warrants that the execution, delivery and performance by it of this Agreement has been duly authorized by the Junior Obligee and that this Agreement constitutes the legal, valid and binding obligation of the Junior Obligee, enforceable against the Junior Obligee in accordance with its terms.

(c)   The Junior Obligee agrees that any assignment or transfer of an interest in any of the Junior Obligations shall be made expressly subject to the terms and conditions of this Agreement.  Each Person that becomes a Junior Obligee after the date of this Agreement shall execute and deliver to the Senior Agent an acknowledgement and consent to the terms of this Agreement.

14.           Modification of Documents; Additional Covenants.

(a)   The Junior Obligee agrees that the Senior Agent and the Noteholders shall have absolute power and discretion, without notice to the Junior Obligee, to deal in any manner with the Senior Obligations, including, but not by way of limitation, the power and discretion to do any of the following:  (i) any demand for payment of any Senior Obligations may be rescinded in whole or in part, and any Senior Obligations may be continued, and the Senior Obligations or the liability of the Grantors upon or for any part thereof, or any Collateral or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released; and (ii) the Senior Documents may be amended, modified, supplemented, refinanced, renewed, refunded, extended or terminated, in whole or in part, as the Senior Agent and the Noteholders may deem advisable from time to time; and (iii) any Collateral may be sold, exchanged, waived, surrendered, or released.  The Junior Obligee will remain bound under this Agreement, and the subordination provided for herein shall not be impaired, abridged, released, or otherwise affected notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release.  The Senior Obligations shall conclusively be deemed to have been created, contracted, or incurred in reliance upon this Agreement, and all dealings between the Senior Agent and Noteholders on the one hand, and the Grantors, on the other hand, shall be deemed to have been consummated in reliance upon this Agreement.

(b)   Without the prior written consent of the Senior Agent, the Junior Obligee agrees not to amend, modify or supplement in whole or in part, any terms or provisions of any Junior Document.

(c)   So long as any of the Senior Obligations shall remain outstanding the Junior Obligee will not without the prior written consent of the Senior Agent:

(i)                    cancel or otherwise discharge any Junior Obligations (except upon payment in full thereof to the Junior Obligee or the Noteholders as contemplated hereby), except as otherwise expressly permitted in this Agreement, or subordinate any Junior Obligations to any indebtedness of the Grantors other than the Senior Obligations;

(ii)                   sell, assign, pledge, encumber or otherwise dispose of any Junior Obligations unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement; or

(iii)                  commence, or join with any creditor other than the Noteholders in commencing, any Bankruptcy Case.

15.           The Junior Obligee's Waivers.  The Junior Obligee waives:  (a) any and all notice of the creation, modification, renewal, extension, or accrual of any of the Senior Obligations and notice of or proof of reliance by Senior Agent or the Noteholders upon this Agreement; (b) agrees not to assert against the Senior Agent or the Noteholders, any rights which a guarantor or surety could exercise, but nothing in this Agreement shall constitute any Junior Obligee as a guarantor or surety; and (c) prior to the time the Senior Obligations are Paid in Full, any right of subrogation, contribution, reimbursement, or indemnity which it may have against any Grantor arising directly or indirectly out of this Agreement.

16.           Binding Effect; Other.  This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable, and shall remain in full force and effect until the Senior Obligations shall have been Paid in Full, and the Senior Documents shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if any payment, or any part thereof, of any amount paid by or on behalf of the Grantors with regard to any Senior Obligations is rescinded or must otherwise be restored or returned upon or as a result of any Bankruptcy Case, or for any other reason, all as though such payments had not been made.  Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The parties agree that any actions arising out of or in connection with this Agreement shall be tried and litigated in the state and federal courts located in the County of New York, in the State of New York.  The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

17.           Parties Intended to be Benefited.  All of the understandings, covenants, and agreements contained herein are solely for the benefit of the Senior Agent, the Noteholders, the Junior Obligee, their respective successors and assigns, and future holders of the Senior Obligations and the Junior Obligations respectively, and there are no other parties, including the Company or any of their creditors, successors, or assigns, which are intended to be benefited, in any way, by this Agreement.

18.           No Limitation Intended.  Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that the Senior Agent, the Noteholders and the Junior Obligee have with respect to any third parties.  The Senior Agent, the Noteholders, and the Junior Obligee hereby specifically reserve all of their respective rights against the Grantors and all other third parties.

19.           Notice.  Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing and shall be delivered either in person or by registered, or certified United States mail, postage prepaid, by facsimile, or by recognized overnight courier service, addressed as follows:

19.1         If to any holder of the Notes, at:

Interlachen Convertible Investments Limited
c/o Interlachen Capital Group LP 800 Nicollet Mall, Suite 2500
Minneapolis, MN 55402-2034

Attention:  Gregg T. Colburn and Legal Department

Fax No.:  612.659.4457

with a copy to:

SCHULTE ROTH & ZABEL LLP
919 Third Avenue
New York, New York  10022

Attn:             Eleazer N. Klein, Esq.
Fax No.         212.593.5955

19.2         If to the Junior Obligee, at:

Daniel Fierro

312 East Mandalay Drive

Olmos Park TX 78212

Facsimile No.:  210-826-1939

with a copy (which shall not constitute notice) to:

DLA Piper US LLP
1251 Avenue of the Americas
New York, New York 10020-1104

Attention:  James E. Nelson

Facsimile No.:  (212) 884-8731

Telephone No.:  (212) 335-4631

and

Brian Kariger

3120 E. 2nd Street

Long Beach

California 90803

Facsimile No.:  562.439.4301

Telephone No.:  310.738.3777

with a copy (which shall not constitute notice) to:

Eric Adler, Magee & Adler, APC

400 Oceangate, Suite 1030

Long Beach, CA 90803

Attention:  Eric R. Adler, Esq.
Facsimile No.:  562.432.1060
Telephone No.:  562.432.1154

19.3         If to the Grantors, at:

ANSWERS CORPORATION

237 West 35th Street, Suite 1101
New York, NY 10001

Attn: Caleb A. Chill, General Counsel
Fax No.         646.304.1826

with a copy to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor
New York, NY 10006

Attn:       Jeffrey J. Fessler, Esq.
Fax No.:  212.930.9725

or at such other address as may be substituted by notice given as herein provided.  Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given when received.

20.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

21.           Complete Agreement.  This Agreement constitutes the complete agreement and understanding of each of the Creditors, and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof.

22.           No Joint Venture.  Each of the Creditors acknowledges and confirms that this Agreement shall not create a joint venture, agency or fiduciary relationship.

23.           Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties each in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same Agreement.

24.           Waiver of Jury Trial.  THE SENIOR AGENT, THE NOTEHOLDERS AND THE JUNIOR OBLIGEE HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF

THE SENIOR AGENT, THE NOTEHOLDERS AND THE JUNIOR OBLIGEE WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.  THE SENIOR AGENT, THE NOTEHOLDERS AND THE JUNIOR OBLIGEE HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT TO THE WAIVER OF RIGHT TO TRIAL BY JURY.

25.           Specific Performance.  Each of the parties agrees and acknowledges that in the event of any breach of this Agreement, the non-breaching party would be irrevocably harmed and would not be made whole by monetary damages.  It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they made be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of New York or the United States District Court of the Southern District of New York, or, in the event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such actions.

26.           Legend; Further Assurances.

(a)   The Junior Obligee and each Grantor will cause the Junior Document to which it is a party and any other instrument or agreement hereafter evidencing or guaranteeing any Junior Obligations to be indorsed with substantially the following legend:

“The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Obligations (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement, dated as of                        , 2008, by and among Interlachen Convertible Investments Limited in its capacity as collateral agent (pursuant to the Securities Purchase Agreement, dated                        , 2008, for the purchasers who are from time to time parties to thereto), Brian Kariger and Daniel Fierro and Answers Corporation.”

(b)   The Junior Obligee and each Grantor will (i) mark their books or accounts or take such other action as shall be effective to give reasonable notice of the effect of this Agreement and (ii) in the case of any Junior Obligations which is not evidenced by any instrument, upon the Senior Agent’s or the Noteholders’ request, cause such Junior Obligations to be evidenced by an appropriate instrument or instruments indorsed with the above legend.  The Junior Obligee and each Grantor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the opinion of the Senior Agent or the Noteholders, desirable, or that the Senior Agent or the Noteholders may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Agent or the Noteholders to exercise and enforce their rights and remedies hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

INTERLACHEN CONVERTIBLE INVESTMENTS LIMITED,
as Senior Agent

By

Title:

[Signature Page to Subordination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

BRIAN KARIGER, AS TRUSTEE OF THE BRIAN PATRICK KARIGER CHARITABLE REMAINDER UNITRUST
TRUST DATED APRIL 9, 2007

STATE OF

COUNTY OF

On the        day of                                 , in the year 2008, before me, the undersigned, personally appeared                                                           , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

This instrument was acknowledged before me on this        day of                                       , 2008, by                                         .

WITNESS my hand and official seal.

Name:
Notary Public
No.:
Qualified in:
Commission Expires:

[Signature Page to Subordination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

BRIAN KARIGER, AS TRUSTEE OF THE BRIAN
PATRICK KARIGER REVOCABLE TRUST
DATED FEBRUARY 9, 2007

STATE OF

COUNTY OF

On the        day of                                 , in the year 2008, before me, the undersigned, personally appeared                                                           , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

This instrument was acknowledged before me on this        day of                                       , 2008, by                                         .

WITNESS my hand and official seal.

Name:
Notary Public
No.:
Qualified in:
Commission Expires:

[Signature Page to Subordination Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

Daniel Fierro

STATE OF

COUNTY OF

On the        day of                                 , in the year 2008, before me, the undersigned, personally appeared                                                           , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

This instrument was acknowledged before me on this        day of                                       , 2008, by                                         .

WITNESS my hand and official seal.

Name:
Notary Public
No.:
Qualified in:
Commission Expires:

[Signature Page to Subordination Agreement]

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.  By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

The undersigned agrees that any Secured Creditor holding Collateral does so as bailee (under the UCC) for each other Secured Creditors which has a lien on such Collateral and is hereby authorized to and may turn over to such other Secured Creditors upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Secured Creditors have been fully paid and performed.

Each of undersigned acknowledges and agrees that:  (i) although it may sign this Subordination Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Subordination Agreement, and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of the Secured Creditors to effectuate the provisions and purposes of the foregoing Subordination Agreement.

ANSWERS CORPORATION

By:

Title:

GURUNET ISRAEL LTD.

By:

Title:

LEXICO PUBLISHING GROUP, LLC

By:

Title:

[Signature Page to Subordination Agreement]